                                                                   Exhibit 10.10
                                                                   -------------


                            TITAN EXPLORATION, INC.
                            -----------------------


Purchase and Sale Agreement, dated April 28, 1999, by and among OEDC Exploration & Production, L.P. and Coastal Oil & Gas USA, L.P.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
1.       SALE AND PURCHASE OF THE ASSETS...........................................................................     1
         -------------------------------
         1.1        Acquired Assets................................................................................     1
                    ---------------
         1.2        Records........................................................................................     2
                    -------
         1.3        Excluded and Reserved Assets...................................................................     3
                    ----------------------------

2.       PURCHASE PRICE............................................................................................     3
         --------------
         2.1        Purchase Price.................................................................................     3
                    --------------
         2.2        Payment........................................................................................     3
                    -------
         2.3        Allocation.....................................................................................     3
                    ----------
         2.4        IRC Section 1060...............................................................................     3
                    ----------------

3.       EFFECTIVE TIME AND CLOSING DATE...........................................................................     3
         -------------------------------
         3.1        Closing........................................................................................     3
                    -------
         3.2        Effective Time.................................................................................     4
                    --------------
         3.3        Ownership Prior to Effective Time..............................................................     4
                    ---------------------------------
         3.4        Ownership After Effective Time.................................................................     4
                    ------------------------------

4.       INDEMNIFICATION...........................................................................................     4
         ---------------
         4.1        Seller's Indemnification.......................................................................     4
                    ------------------------
         4.2        Buyer's Indemnification........................................................................     5
                    -----------------------
         4.3        Notification...................................................................................     5
                    ------------
         4.4        Environmental Laws.............................................................................     6
                    ------------------
         4.5        Indemnity Limit...............................................................................      6
                    ---------------

5.       CLOSING...................................................................................................     7
         -------
         5.1        Delivery by Seller.............................................................................     7
                    ------------------
         5.2        Delivery by Buyer..............................................................................     7
                    -----------------
         5.3        Further Cooperation............................................................................     7
                    -------------------

6.       ACCOUNTING ADJUSTMENTS....................................................................................     7
         ----------------------
         6.1        Closing Adjustments............................................................................     7
                    -------------------
         6.2        Strapping and Gauging..........................................................................     7
                    ---------------------
         6.3        Taxes..........................................................................................     7
                    -----
         6.4        Adjustments to Purchase Price..................................................................     8
                    -----------------------------
         6.5        Actual Figures.................................................................................     9
                    --------------
         6.6        Post-Closing Adjustments.......................................................................     9
                    ------------------------

7.       DUE DILIGENCE; TITLE MATTERS.............................................................................      9
         ----------------------------
         7.1        General Access................................................................................      9
                    --------------
         7.2        Covenants Relating to Title...................................................................     10
                    ---------------------------
         7.3        Seller's Title................................................................................     10
                    --------------
         7.4        Good and Marketable Title.....................................................................     10
                    -------------------------
         7.5        Defect Letters................................................................................     11
                    --------------
         7.6        Effect of Title Failure.......................................................................     12
                    -----------------------

8.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................     13
         ----------------------------------------
         8.1        Seller's Representations and Warranties.......................................................     13
                    ---------------------------------------
         8.2        Disclaimers...................................................................................     16
                    -----------
         8.3        Definition of "Sellers Knowledge".............................................................     17
                    ---------------------------------

9.       REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................     17
         9.1        Buyer's Representations and Warranties........................................................     17

10.      CERTAIN AGREEMENTS OF SELLER.............................................................................     18
         ----------------------------
         10.1       Maintenance of Assets.........................................................................     18
                    ---------------------
         10.2       Consents......................................................................................     19
                    --------
         10.3       Cooperation...................................................................................     20
                    -----------
         10.4       Assets Prior to Closing.......................................................................     20
                    -----------------------

11.      CERTAIN AGREEMENTS OF BUYER..............................................................................     20
         ---------------------------
         11.1       Cooperation...................................................................................     20
                    -----------
         11.2       Disclosure....................................................................................     20
                    ----------
         11.3       Notification..................................................................................     20
                    ------------

12.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.............................................................     20
         --------------------------------------------
         12.1       No Litigation.................................................................................     20
                    -------------
         12.2       Representations, Warranties and Covenants.....................................................     20
                    -----------------------------------------
         12.3       Consents......................................................................................     21
                    --------
         12.4       No Substantial Changes........................................................................     21
                    ----------------------

13.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER........................................................     21
         13.1       No Litigation.................................................................................     21
         13.2       Representations and Warranties................................................................     21

14.      TERMINATION..............................................................................................     21
         14.1       Causes of Termination.........................................................................     21
         14.2       Effect of Termination.........................................................................     22

15.      MISCELLANEOUS............................................................................................  22
         -------------
         15.1       Casualty Loss.................................................................................  22
                    -------------
         15.2       Non-Compete...................................................................................  23
                    -----------
         15.3       Notice........................................................................................  23
                    ------
         15.4       Survival of Representations, Warranties, Indemnities,
                      Covenants and Agreements....................................................................  24
                      ------------------------
         15.5       Compliance with Express Negligence Test.......................................................  25
                    ---------------------------------------
         15.6       Public Announcements..........................................................................  25
                    --------------------
         15.7       Governing Law.................................................................................  25
                    -------------
         15.8       Exhibits......................................................................................  25
                    --------
         15.9       Fees, Expenses and Taxes......................................................................  25
                    ------------------------
         15.10      Assignment....................................................................................  25
                    ----------
         15.11      Entire Agreement..............................................................................  26
                    ----------------
         15.12      Severability..................................................................................  26
                    ------------
         15.13      Captions......................................................................................  26
                    --------
         15.14      Remedies......................................................................................  26
                    --------
         15.15      Postponement of Closing.......................................................................  26
                    -----------------------
         15.16      Change of Operatorship........................................................................  27
                    ----------------------

LIST OF EXHIBITS


Exhibit 1.1(A)      Leases, Working Interests, Net Revenue Interests and Wells
Exhibit 1.3         Excluded Assets
Exhibit 2.3         Allocate Value
Exhibit 5.1         Assignment and Bill of Sale
Exhibit 8.1(O)      Call on Production
Exhibit 8.1(R)      Preferential Rights
Exhibit 8.1(S)      Gas Imbalances

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


     This Purchase and Sale Agreement (this "Agreement") is entered into this 28th day of April, 1999 by and between OEDC Exploration & Production, L.P., a Texas Limited Partnership ("Seller") and COASTAL OIL & GAS USA, L.P.a Delaware Limited Partnership, ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                                  WITNESSETH:
                                  ----------

     In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.   SALE AND PURCHASE OF THE ASSETS.
     -------------------------------

     1.1  Acquired Assets.  Subject to the terms and conditions of this
          ---------------
          Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

          (A) All of Seller's oil and gas and associated hydrocarbons ("Oil and Gas") and related rights, titles and interests, including, but not limited to, leasehold interests, royalty interests, overriding royalty interests, payments out of production, reversionary rights, and contractual rights to production in and to (i) those interests described in the leases, subleases, assignments and other instruments described in Exhibit 1.1(A) (collectively "Leases"); (ii) those wells described in Exhibit 1.1(A) (the "Wells"); (iii) all easements, rights of way, platform leases, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases;
               (iv) all rights in respect of any pooled or unitized acreage located in whole or in part within each Lease, including all production from the pool or unit allocated to any such Lease and all interests in any wells within the unit or pool associated with such Lease, regardless of whether such unit or pool production comes from wells located within or without the Leases;

          (B) All licenses, servitudes, gas purchase and sale contracts (including interests and rights, if any, with respect to any prepayments, take-or-pay, buydown and buyout agreements), crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are (i) appurtenant to the Leases, or (ii) used or held for use in connection with the ownership or operation of the Leases, or the sale, distribution or disposal of oil and gas or water, (collectively, the "Contracts");

          (C) All of the real, personal and mixed property and facilities located in, on or adjacent to the Leases or used in the operation thereof (whether located on or off such Leases), which is owned by Seller, in whole or in part, including, without limitation, platforms, well equipment; casing; tanks; crude oil, natural gas, condensate or products in storage severed after the Effective Time; tubing; compressors; pumps; motors; fixtures; machinery and other equipment; pipelines; field processing equipment; inventory and all other improvements used or useful in the operation thereof (the "Related Assets");

          (D) All governmental permits, licenses and authorizations including environmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof;

          (E) All of the files, records and data relating to the items described in subsections (A), (B), (C), and (D) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; Federal Energy Regulation Commission files; microfiche lists; geological, geophysical and seismic records, data and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents (except to the extent the delivery or copying of such records may be restricted by contract with a third party, in which event Seller shall cooperate with Buyer in efforts to provide on site access to such records until a release from such restriction may be obtained) (the "Records");

          (F) Any and all other assets of Seller appurtenant or related to or used or useful in connection with the Leases; and

     1.2  Records.  Seller shall have the right to make and retain copies of
          -------
          the Records as Seller may desire prior to the delivery of the Records to Buyer. Buyer, for a period of seven years after the Closing, defined below, shall make available to Seller (at the location of such Records in Buyer's organization) access to such copies of the Records as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Records by reason of clerical error or inadvertent loss or destruction of Records.

     1.3  Excluded and Reserved Assets.  Seller reserves unto itself and hereby
          ----------------------------
          deeds and reserves from its sale the Assets described on Exhibit 1.3 hereto.

2.   PURCHASE PRICE.
     --------------

     2.1  Purchase Price.  The purchase price for the Assets is Sixty-four
          --------------
          Million Fifty Thousand Dollars ($64,050,000.00), subject to the adjustments provided for herein (the "Purchase Price").

     2.2  Payment.  The Purchase Price shall be paid by Buyer to Seller, by
          -------
          wire transfer of readily available funds on the Closing Date (hereinafter defined).

     2.3  Allocation.  The Purchase Price shall be allocated to the Assets in
          ----------
          accordance with the Exhibit set forth in Exhibit 2.3. Buyer and Seller covenant and agree that the values allocated to various portions of the Assets, which are set forth on Exhibit 2.3 (singularly with respect to each item, the "Allocated Value" and, collectively, the "Allocated Values"), shall be binding on Buyer and Seller for purposes of adjusting the Purchase Price pursuant to Section 7.6 hereof (relating to Title Failures).

     2.4  IRC Section 1060.  The Purchase Price, as adjusted, shall be allocated
          ----------------
          among the Properties as provided in Section 1060 of the Internal Revenue Code of 1986, as amended, (the "Code"); provided, however, Buyer and Seller hereby agree that all Properties are Class III assets as defined in 26 CFR Section 1.1060-1T(d)(2)(iii). To the extent required by the Code or the regulations thereunder, Buyer and Seller shall each file a Form 8594 (Asset Acquisition Statement Under Section
          1060) on a timely basis, reporting the allocation of the Adjusted Purchase Price among the Assets consistent with this Section. To the extent required by the Code or the regulations thereunder, Buyer and Seller shall file, on a timely basis, any amendments required to such Form 8594. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Purchase Price, as adjusted, among the Properties.

3.   EFFECTIVE TIME AND CLOSING DATE.
     -------------------------------

     3.1  Closing.  Subject to Conditions Precedent set forth at Articles 12
          -------
          and 13 and any termination pursuant to Article 14 or Section 15.1, the sale and purchase of the Assets ("Closing") shall be held on, or if reasonably possible before May 18, 1999 ("Closing Date"). The Closing will take place at the offices of Seller in Houston or at such other place as mutually agreed upon by Seller and Buyer.

     3.2  Effective Time.  The sale shall be effective as of 7:00 A.M., local
          --------------
          time of the location of the Assets on March 1, 1999 ("Effective
          Time").

     3.3  Ownership Prior to Effective Time.  Seller shall be entitled to all
          ---------------------------------
          of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time, including the right to all Oil and Gas produced from or attributable to the Assets prior to the Effective Time. Seller shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets prior to the Effective Time, except as may be otherwise provided herein, including, but not limited to, the indemnification provided for in Article 4.

     3.4  Ownership After Effective Time.  Buyer shall be entitled to all of
          ------------------------------
          the rights and incidents of ownership generated from or attributable to the Assets after the Effective Time, including the right to all Oil and Gas thereafter produced from or attributable to the Assets after the Effective Time. Buyer shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets from and after the Effective Time, except as may be otherwise provided herein, including, but not limited to, the indemnification provided for in Article 4.

4.   INDEMNIFICATION.
     ---------------

       4.1 Seller's Indemnification.  SELLER AGREES TO DEFEND, INDEMNIFY AND
           ------------------------
           HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, CAUSES OF ACTION, REASONABLE COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ANY AND ALL REASONABLE COSTS, EXPENSES, ATTORNEYS' FEES, CONSEQUENTIAL DAMAGES AND OTHER COSTS INCURRED IN DEFENSE OF ANY CLAIM OR LAWSUIT ARISING THEREFROM), OF WHATSOEVER NATURE ARISING OUT OF OR RELATING TO THIRD PARTY CLAIMS OR SUITS AND SELLER'S OWNERSHIP, OPERATION OR ADMINISTRATION OF THE ASSETS ON OR PRIOR TO THE CLOSING DATE, IN REGARD TO THE FOLLOWING MATTERS ONLY, (I) DAMAGES TO PERSONS OR PROPERTY, (II) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL LAWS, SAFETY OR HEALTH LAW (WHETHER FEDERAL, STATE OR LOCAL), (III) THE VIOLATION BY SELLER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE SELLER, (IV) CLAIMS OF SELLER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS,
           (V) CLAIMS ARISING OUT OF ANY TAX

            AUDITS, (VI) THE INCORRECT PAYMENT OF RENTALS OR OTHER PAYMENTS UNDER THE LEASES, (VII) FINES, PENALTIES, MONITARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH ANY SECURITIES LAW (WHETHER FEDERAL, STATE OR LOCAL) AND (VIII) THE INCORRECT PAYMENT OF ROYALTY PAYMENTS UNDER THE LEASES EXCEPT IN EACH CASE FOR THOSE ARISING OUT OF BUYER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      4.2   Buyer's Indemnification.  BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD
            -----------------------
            SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, CAUSES OF ACTION, REASONABLE COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ANY AND ALL REASONABLE COSTS, EXPENSES, ATTORNEYS' FEES, CONSEQUENTIAL DAMAGES AND OTHER COSTS INCURRED IN DEFENSE OF ANY CLAIM OR LAWSUIT ARISING THEREFROM), OF WHATSOEVER NATURE ARISING OUT OF OR RELATING TO BUYER'S OWNERSHIP, OPERATION OR ADMINISTRATION OF THE ASSETS AFTER THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, (I) DAMAGES TO PERSONS OR PROPERTY, (II) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL LAWS, SECURITIES, SAFETY OR HEALTH LAW (WHETHER FEDERAL, STATE OR LOCAL), (III) THE VIOLATION BY BUYER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE BUYER, (IV) CLAIMS OF BUYER'S CO-OWNERS, JOINT VENTURERS AND OTHER PARTICIPANTS, (V) CLAIMS ARISING OUT OF ANY TAX AUDITS, EXCEPT IN EACH CASE FOR THOSE ARISING OUT OF SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      4.3   Notification.  As soon as reasonably practical after obtaining
            ------------
            knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 4. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 4, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified

          Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 4, neither Party shall, without the other Party's written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     4.4  Environmental Laws.  "Environmental Laws"  means all applicable local,
          ------------------
          state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease or (c) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Preauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

     4.5  Indemnity Limit.  Seller and Titan Exploration, Inc.'s liability under
          ---------------
          the indemnities set forth herein, and for the breach of any representation or warranty contained herein, shall not exceed, and shall be limited to Twenty Million Dollars ($20,000,000.00), in the aggregate. In determining if the limit has been achieved, the liabilities of both Seller and Titan Exploration, Inc. shall be combined.

5.   CLOSING.
     -------

     5.1  Delivery by Seller.  At Closing, Seller shall deliver to Buyer, in
          ------------------
          the form attached hereto as Exhibit 5.1, an Assignment and Bill of Sale effecting the sale, transfer, conveyance and assignment of the Assets.

     5.2  Delivery by Buyer.  At Closing, Buyer shall deliver to Seller the
          -----------------
          Purchase Price, as adjusted.

     5.3  Further Cooperation.  At the Closing and thereafter as may be
          -------------------
          necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

6.   ACCOUNTING ADJUSTMENTS.
     ----------------------

     6.1  Closing Adjustments.  With respect to matters that can be determined
          -------------------
          as of the Closing, Seller shall prepare, in accordance with the provisions of this Article 6, a statement (the "Closing Adjustment Statement") with relevant supporting information setting forth each adjustment to the Purchase Price submitted by Seller. Seller shall submit the Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than five (5) business days prior to the scheduled Closing Date. Prior to the Closing, Buyer and Seller will review the adjustments proposed by Seller in the Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Purchase Price at the Closing.

     6.2  Strapping and Gauging.  Seller shall have caused the Oil and Gas in
          ---------------------
          the storage facilities located on, or utilized in connection with, the Leases to be measured, gauged or strapped as of the Effective Time. Seller shall have caused the production meter charts (or if such do not exist, the sales meter charts) on the pipelines transporting Oil and Gas from the Leases to be read as of such time. The Oil and Gas in such storage facilities above the pipeline connection or through the meters on the pipelines as of the Effective Time shall belong to Seller, and the Oil and Gas placed in such storage facilities after the Effective Time and production upstream of the aforesaid meters shall belong to Buyer and become part of the Assets.

     6.3  Taxes.  Ad valorem, property or similar taxes shall be prorated
          -----
          between Buyer and Seller, using the Effective Time as the applicable proration date, and the Purchase Price shall be adjusted accordingly. The proration shall be based upon ad valorem, property or similar taxes assessed against the Assets for the most recent year.

     6.4  Adjustments to Purchase Price.  At Closing, appropriate adjustments
          -----------------------------
          to the Purchase Price will be made as follows:

          (A) The Purchase Price shall be adjusted upward by:

              (i) any amounts determined to be due Seller pursuant to Sections 6.2 and 6.3 hereof;

              (ii) an amount equal to the direct costs and expenses necessary to operate and maintain the Assets paid by Seller in accordance with this Agreement that are attributable to the Assets for the period from the Effective Time to the Closing Date;

              (iii) all amounts due or the market value of Oil and Gas owed to
                    Seller by third parties as of the Effective Time under the Contracts with respect to any imbalances existing at the Effective Time, such value to be determined by Seller and Buyer, including any severance taxes and royalties paid thereon, as of the Effective Time;

              (iv) $250,000.00 per month for administration and operation of the Assets, not including, however, direct costs which are provided for in (ii) above, prorated on a basis of 30 days to a month for each day between the Effective Time and May 18, 1999; and

              (v)   any other amount agreed upon in writing by Seller and Buyer.

          (B)   The Purchase Price shall be adjusted downward by:

              (i)   any amounts determined to be due Buyer pursuant to Sections
                    6.2 and 6.3 hereof; and

              (ii) an amount equal to the amount of proceeds derived from the sale of Oil and Gas, net of royalties and severance taxes paid by Seller, received by Seller and attributable to the Wells which are, in accordance with generally accepted accounting procedures, attributable to the period of time after the Effective Time; and

              (iii) all amounts due or the market value of Oil and Gas owed by
                    Seller to third parties as of the Effective Time under the Contracts with respect to any imbalances existing at the Effective Time, such value to be determined by Seller and Buyer, including any severance taxes and royalties paid thereon, as of the Effective Time; and

               (iv) an amount equal to all expenditures, liabilities and costs relating to the Assets (including, without limitation, all ad valorem, property, production, severance and similar taxes) that are unpaid as of the Closing Date and assessed for or attributable to periods of time prior to the Effective Time regardless of how such taxes, expenditures, liabilities and costs are calculated provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the Closing Adjustment Statement, a reasonable estimate of such taxes, expenditures, liabilities and costs shall be used;

               (v) an amount equal to $1.65 per MMbtu times the amount of overbalanced MMbtu's in satisfaction and settlement of the gas imbalances reflected on Exhibit 8.1(S); and

               (vi) any other amount agreed upon in writing by Seller and
                    Buyer.

       6.5  Actual Figures.  When available, actual figures will be used for the
            --------------
            adjustments at Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments as described in Section 6.6 below.

       6.6  Post-Closing Adjustments.  A post-closing adjustment statement (the
            ------------------------
            "Post-Closing Adjustment Statement") based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing, proposing further adjustments to the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party's records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement. Within sixty (60) days after receipt of the Post-Closing Adjustment Statement, the Parties hereto will use their best efforts to agree upon the proposed adjustments and the Seller or Buyer, as the case may be, shall pay to the other such sums as may be agreed to be due. Additional adjustments shall be made from time to time as required to settle accounts between the Parties.

7.     DUE DILIGENCE; TITLE MATTERS.
       ----------------------------

       7.1 General Access.  Prior to Closing, Seller will:
           --------------

           (A) Give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors full access to the Assets at any reasonable time for any and all inspections and investigations, including, but not limited to, platform inspections and investigations for environmental and other matters;

          (B) Use its best efforts to obtain and make available to Buyer or its representatives as promptly as practicable, copies of such documents as Buyer may reasonably request; and

          (C) Make available to Buyer all other information with respect to the Assets as Buyer may from time to time reasonably request, unless Seller is prohibited therefrom by any agreement or contract by which it is bound or by the necessity of any third party approval; provided that, if requested by Buyer, Seller shall use its commercially reasonable efforts to promptly obtain the waiver of any such prohibition;

     7.2  Covenants Relating to Title.  From and after the Effective Time,
          ---------------------------
          Seller covenants and agrees to:

          (A) Obtain, with Buyer's cooperation, all consents, approvals, waivers (including preferential rights) and agreements of all other parties and governmental authorities (other than approvals of the assignment of the Leases which must be obtained after the Closing) which are necessary to effect the transactions provided for herein, including the assignment and transfer to Buyer of the ownership of the Assets; and

          (B) Make all filings which must be made and record all instruments that may be recorded to accurately reflect Seller's current interests in the Assets.

     7.3  Seller's Title.
          --------------

          (A) For the exclusive purpose of computing adjustments to the Purchase Price for Title Failures under Section 7.6, Seller hereby warrants and represents to Buyer that Seller's title to the Assets as of the Effective Time will be good and marketable, as defined in Section 7.4; and

          (B) In the documents to be executed and delivered by Seller to Buyer transferring title to the Assets, Seller shall warrant and defend the Assets unto Buyer against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. However, all of Seller's interest in equipment and personal property are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

     7.4  Good and Marketable Title.  As used herein the term "good and
          -------------------------
          marketable title" shall mean:

          (A) As to each of the Leases and Wells, that record title of Seller which:

               (i) entitles Seller to receive from each Lease or Well not less than the interests shown in Exhibit 1.1(A) as the "Net Revenue Interest" of all Oil and Gas produced, saved and marketed from each Lease and Well and of all Oil and Gas produced, saved and marketed from any unit of which each Lease or Well is a part and allocated to such Lease or Well, all without reduction, suspension or termination of the interests in each Lease or Well throughout the duration of such Lease or the Lease upon which such Well is located, except as stated in such Exhibit; and

               (ii) obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the Leases and Wells not greater than the "Working Interest" shown in Exhibit 1.1(A), all without increase of the interests in each Lease and Well throughout the duration of such Lease and Well, except as stated in such Exhibit.

          (B)  That title of Seller to the Assets which:

               (i) at or prior to Closing, is free and clear (except for Permitted Encumbrances as defined in subsection (ii) below) of liens and encumbrances and (a) with respect to real property interests to be transferred to Buyer, real property interests are of record in the relevant counties and governmental offices; and (b) with respect to any Asset subject to preferential rights, such rights have been waived and consents obtained from all third parties, and

               (ii) as used herein the term "Permitted Encumbrances" means those encumbrances and obligations which Buyer finds would be acceptable to a reasonable, prudent owner and operator of the Assets and shall not include defects that materially interfere with or significantly restrict Buyer's right to use, operate, own or benefit from the Assets as owner, holder, lessee, licensee or permittee.

     7.5  Defect Letters.
          --------------

          (A) Buyer may from time to time on or before two (2) business days prior to Closing, notify Seller in writing (a "Notice") of any liens, charges, contracts, agreements obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be good and marketable as defined in Section 7.4 hereof, or which would cause a breach of a representation or warranty of Seller ("Title Defect"). Such Notice shall contain information, descriptions and supporting documents necessary to identify any Title Defect and the steps Buyer deems necessary to cure any such Title Defect.

          (B) A Title Defect, as set forth in a Notice which is given to Seller on or before two (2) business days prior to Closing, and is not cured to Buyer's reasonable satisfaction on or before the Closing unless the time for cure is extended in writing by Seller, shall be a "Title Failure," unless waived by Buyer. Any Title Defect waived by Buyer under this Section or which is not identified by a Notice on or before two (2) business days prior to Closing, shall become a Permitted Encumbrance as defined in Section 7.4(B)(ii). Seller agrees that it will take commercially reasonable steps to cure all Title Defects.

          (C) With respect to any condition set forth in Section 7.2 which is not met (and which is asserted by Buyer as a failure of one of its conditions of Closing), and for which the reasons why such condition is not met relate to some, but less than all, of the Assets, Seller may require that such failure of such condition to be met be treated as a Title Defect and handled in accordance with the process set forth in this Section, and, if Seller so requires such handling, such condition will be considered met if cured as permitted hereby.

          (D) Seller may extend Closing for up to thirty (30) days in order to attempt to cure a Title Defect under this Section.

     7.6  Effect of Title Failure.  In the event of a Title Failure pursuant
          -----------------------
          to Section 7.5, the Buyer shall have the right to not accept the Asset(s) to which such Title Failure relates and to an adjustment of the Purchase Price in the amount of the Allocated Value(s) of the same. Buyer's acceptance of any Asset at Closing shall constitute a waiver of all claims which could constitute a Title Defect to such Asset or render Seller's title other than good and marketable to such Asset, except as same may be covered by the Special Warranty contained in the Assignment and Bill of Sale attached as Exhibit 5.1. After Closing, Buyer's sole and exclusive remedy for any failure of Seller's title to be good and marketable or the existence of a Title Defect shall be a claim as provided by the provisions of the Assignment and Bill of Sale. Buyer shall not be liable for any portion of the cost of any title curative performed by Seller.

8.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

     8.1  Seller's Representations and Warranties.  Seller represents and
          ---------------------------------------
          warrants that as of the date hereof, and as of the Closing:

          (A) Seller is a limited partnership, duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business and is in good standing with the governmental agencies having jurisdiction over the Assets;

          (B) Seller has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement;

          (C) This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms;

          (D) Seller has good and marketable title to the Related Assets and to the best of Seller's knowledge, the copies of the Leases provided to Buyer are true, correct and complete and Seller is not in material default under any of the Lease(s) to cause them not to be in full force and effect;

          (E) To the best of Seller's knowledge, the production data and computer printouts or other data or documentation furnished by Seller to Buyer, and any supplement thereto, is complete and the information reported therein is correct, in all material respects, as of the date of such delivery, except that no representation or warranty is made as to interpretive data included therein or derived therefrom. From the date of this Agreement until the Closing Date, should Seller become aware of any material change in the matters reflected in such data and documentation theretofore furnished by Seller to Buyer, Seller shall promptly notify Buyer of such change;

          (F) Except for the firm of Petrie Parkman & Co., Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, any such obligation or liability that exists shall remain an obligation of Seller, and Buyer shall have no responsibility therefor;

          (G) To the best of Seller's knowledge, with respect to the Oil and Gas and Leases and Contracts: (i) Seller has fulfilled all material requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the Leases and Contracts in all material respects and is fully qualified to own and hold the Assets; (ii) there are no express obligations to engage in continuous development operations in order to maintain any Lease; (iii) there are no provisions applicable to such Leases or other documents which increase the royalty share of the lessor thereunder except as such increases are reflected in the Leases; and (iv) each of the foregoing are valid and subsisting and all rental payments, royalty payments, shut-in payments, or other payments or commitments required thereunder have been made and are current to date, and no material default exists with regard thereto;

          (H) With respect to the joint, unit or other operating agreements relating to the Assets, to the best of Seller's knowledge: (i) there are no outstanding calls or payments under authorities for expenditures for payments which are due or which Seller has committed to make which have not been made; (ii) Seller has informed Buyer of the status of all operations by less than all parties; and (iii) there are no operations under the operating agreements with respect to which Seller has become a non-consenting party;

          (I) Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, storage of the same, or other balancing arrangements which Buyer will be obligated to honor and make deliveries of Oil and Gas or refunds of amounts previously made under such contracts or arrangements;

          (J) To the best of Seller's knowledge, (i) all of the Wells have been drilled and completed at legal locations within the boundaries of the appropriate Lease and (ii) all drilling and completion of the Wells and all development and operations of the Assets have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations, permits, and judgments, orders and decrees of any court or governmental body or agency, including but not limited to Environmental Laws. To the best of Seller's knowledge, no Well is subject to penalties on allowables after the date hereof because of any overproduction or violation of applicable laws, rules, regulations, permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such Well from being entitled to its full legal and regular allowance from and after the date hereof as prescribed by any court or governmental body or agency;

          (K) To the best of Seller's knowledge, all personal property and fixtures to be conveyed pursuant to this Agreement, including, but not limited to, the

          Related Assets, have been maintained in all respects in a state of repair so as to be adequate for normal operations and are in all respects in good working order, ordinary wear and tear excepted;

     (L)  Except for the litigation styled South Dauphin II, Limited Partnership
          v. M-I Drilling Fluids, LLC, 98-12265, 189th Judicial District Court, Harris County, Texas, the benefits and obligations of which will be retained by Seller, there is no suit, or, to the best of Seller's knowledge, action, claim, investigation or inquiry pending or threatened arising out of or with respect to the ownership, operation or environmental condition of the Assets.

     (M) Seller is not aware of any facts relating to the condition of the Assets which may result in a suit, action, claim, investigation or inquiry with respect to Environmental Laws or regulations or other legal requirements thereunder. To the best of Seller's knowledge, the Assets have not been used by Seller to generate, treat, transport or dispose of any hazardous wastes, hazardous substances or any contaminant in violation of any Environmental Law;

     (N) To the best of Seller's knowledge (i) Seller has acquired all permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies necessary to conduct operations on the Assets in material compliance with all applicable laws, rules, regulations, ordinances and orders; (ii) Seller is in compliance with all such permits, licenses, approvals and consents and with all applicable Environmental Laws, in all material respects; and (iii) all plans, applications, reports, certificates and other instruments filed with or furnished to any governmental body, authority or agency do not (1) contain any materially untrue statement of fact or (2) omit any statement of fact necessary to make the statements therein not materially misleading. There are no proceedings pending, and to Seller's knowledge, threatened, challenging, or seeking revocation or limitation of any such permits, licenses, approvals and consents;

     (O) Except as set forth on Exhibit 8.1(O), to Seller's knowledge, no person shall have any call upon, option to purchase, or similar rights with respect to any portion of the production from the Leases;

     (P) To Seller's knowledge, none of the statements, representations or warranties made by Seller in this Agreement or in any Exhibit delivered pursuant to this Agreement contains any untrue statements of any fact or fails to disclose any fact necessary to be disclosed in order to make the statements, representations or warranties contained herein or therein not misleading. Seller has no knowledge of any matter which materially and adversely affects the operations, prospects or condition of any of the Assets which is not already public knowledge or which has not been disclosed to Buyer;

     (Q) Except for immaterial obligations incurred by Seller in normal day-to-day operations of the Assets, there are no borrowings, loan agreements, promissory notes, pledges, mortgages, guaranties, liens and similar liabilities (direct and indirect) which are secured by or constitute an encumbrance on the Assets;

     (R) Except as set forth on Exhibit 8.1(R), there are no preferential rights providing a third party the option to purchase any of the Assets;

     (S)  To the best of Seller's knowledge, the gas imbalances reflected on
          Exhibit 8.1(S) are true and correct; and

     (T) Titan Exploration, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has requisite power and authority to provide the guaranty undertakings as provided at the end of this Agreement.

8.2  Disclaimers.  THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER
     -----------
     CONTAINED IN SECTION 8.1 ABOVE AND IN THE ASSIGNMENT AND BILL OF SALE ATTACHED HERETO AS EXHIBIT 5.1 ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING AND SUBJECT TO THE WARRANTIES SET FORTH IN SECTION 8.1 OR IN THE ASSIGNMENT AND BILL OF SALE ATTACHED HERETO AS EXHIBIT 5.1, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO TITLE TO THE PROPERTIES OR RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH AND IN THE ASSIGNMENT AND BILL OF SALE ATTACHED HERETO AS EXHIBIT 5.1, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE,

          RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM"). BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS", "WHERE IS" CONDITION. ALSO WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS PROVIDED OTHERWISE HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

     8.3  Definition of "Seller's Knowledge.  Whenever the words "to the best
          ---------------------------------
          of Seller's knowledge," "aware" or words of similar import are used, such words shall mean to the common knowledge of any of the individuals who are, or were, as of the Effective time and as of the Closing Date, Directors, Officers, or hold the title of "Manager" of Seller or Titan Exploration, Inc.

9.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ---------------------------------------

     9.1  Buyer's Representations and Warranties.  Buyer represents and
          --------------------------------------
          warrants that at the date hereof and at Closing:

          (A) Buyer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware;

          (B) Buyer has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement;

          (C) The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing);

          (D) This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms;

          (E) Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor; and

          (F) There is no suit, action, claim, investigation, administrative proceeding or inquiry by any person, entity, administrative agency or governmental body pending or, to Buyer's best knowledge, threatened against Buyer or any affiliate of Buyer which has or will affect Buyer's ability to consummate the transactions contemplated herein.

10.  CERTAIN AGREEMENTS OF SELLER.  Seller agrees and covenants that, unless
     ----------------------------
     Buyer shall have otherwise agreed in writing, the following provisions shall apply:

     10.1 Maintenance of Assets.  From the Effective Time until Closing,
          ---------------------
          Seller agrees that it will:

          (A) Administer and operate the Assets in good and workmanlike manner, and conduct its business and operations in a prudent manner, and in substantially the same manner as prior to the date of this Agreement but shall have no obligation to make any unusual expense in regard to the Assets for which Seller would not receive reimbursement from Buyer pursuant to (E) below;

          (B) Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets;

          (C) Subject to 15.1 hereof, maintain and keep the Assets in good condition and working order; preserve the Assets in full force and effect; and fulfill all material contractual or other material covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

          (D) Operate or cause to be operated the Wells in accordance with generally accepted oil field practices and standards but shall have no obligation to rework a Well or otherwise restore production of any Well which has ceased to produce;

          (E) Not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any Well, nor commence any drilling, reworking or completing or other operations on the Leases which requires an authority for expenditure (AFE) to be issued under the terms of the operating agreement covering such operations or make or authorize any expenditures for such operations (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer; provided that the terms of this paragraph (E) shall not apply to any expenditures of Seller which will not be charged to Buyer;

          (F) Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Assets or abandon any of the Assets;

          (G) Not, without the prior written consent of Buyer, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Assets; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Assets to Buyer; (iii) enter into any new sales contracts or supply contracts for deliveries of production in excess of 30 days; or (iv) incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein; and

          (H) Promptly provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which affect the Assets; or (ii) any proposal from a third party to engage in any transaction (e.g., a farmout) with respect to the Assets.

     10.2 Consents.  By Closing, Seller shall use reasonable efforts, with
          --------
          cooperation of Buyer, to obtain all such permissions, approvals and consents by governmental authorities and others which are obtainable by Closing and are required to vest good and marketable title to the Assets in Buyer as provided in Article 7 hereof, or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the Closing Date.

     10.3 Cooperation.  Seller will cooperate with Buyer to assist Buyer in
          -----------
          carrying out the agreements of Buyer.

     10.4 Assets Prior to Closing.  Notwithstanding anything to the contrary
          -----------------------
          contained herein, Seller's obligations to Buyer with respect to the matters contained in 10.1 shall be no greater than those which it would have to a non-operator under the AAPL 610 (1989 Revision) form Operating Agreement, it being recognized that under such Agreements and such form, the Operator is not responsible for its own negligence and has no responsibility other than for gross negligence or wilful misconduct.

11.  CERTAIN AGREEMENTS OF BUYER.  Buyer agrees and covenants that unless Seller
     ---------------------------
     shall have consented otherwise in writing, the following provisions shall apply:

     11.1 Cooperation.  Buyer will cooperate with Seller to assist Seller
          -----------
          in carrying out the agreements of Seller.

     11.2 Disclosure.  Until the Closing Date and to the extent not already
          ----------
          public, Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, reports and maps, and other data relating to the Assets in the possession of Buyer.

     11.3 Notification.  As soon as reasonably possible, but in any event prior
          ------------
          to Closing, Buyer shall make known in writing to Seller any matter it discovers which constitutes, or, in Buyer's opinion, in the course of time could reasonably be expected to constitute (i) a Title Defect;
          (ii) a breach of any of Seller's representations and warranties under the Agreement; or (iii) a breach of any of Seller's covenants contained herein or which could render Seller's title to the Assets other than good and marketable. This covenant shall survive Closing so long as any of Seller's representations, warranties or indemnities provided for herein survive Closing.

12.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.  All obligations of Buyer
     --------------------------------------------
     under this Agreement are, at its election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     12.1 No Litigation.  At the Closing, no suit, action or other proceeding
          -------------
          shall be pending by a third party nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     12.2 Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
          warranties of Seller contained in this Agreement shall be true as of the Closing as if such representations and warranties were made as of the Closing Date in all material respects, and Seller shall have performed and satisfied all material covenants and fulfilled all material conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing in all respects.

     12.3 Consents.  All necessary permissions, approvals and consents of
          --------
          federal authorities required pursuant to Section 10.2 hereof which are obtainable by the Closing shall be in full force and effect.

     12.4 No Substantial Changes.  Between the date hereof and the Closing,
          ----------------------
          no substantial changes shall have occurred in the production characteristics of a Lease which are adverse to Buyer other than changes in accordance with normal expected production decline curves, usual operating conditions and changes in operations undertaken with the written consent of Buyer pursuant to the provisions of this Agreement.

13.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.  All obligations of
     -------------------------------------------------
     Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     13.1 No Litigation.  At the Closing no suit, action or other proceeding
          -------------
          shall be pending nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     13.2 Representations and Warranties.  All representations and warranties
          ------------------------------
          of Buyer contained in this Agreement shall be true as of the Closing, as if such representations and warranties were made as of the date of Closing and Buyer shall have performed and satisfied all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all respects.

14.  TERMINATION.
     -----------

     14.1 Causes of Termination.  This Agreement and the transactions
          ---------------------
          contemplated herein may be completely terminated:

          (A) By either Party if the Closing shall not have occurred by July 30, 1999;

          (B)  By either Party in the event of a Casualty Loss pursuant to
               Section 15.1(B);

          (C) By Buyer if less than ninety-five percent (95%) of the Allocated Value of the Assets will be transferred to Buyer on the Closing Date;

          (D) By Seller if more than One Million Dollars ($1,000,000.00) of the Allocated Value of the Assets will not be transferred to Buyer on the Closing Date because of Title Defects; provided, however, that Seller, rather than terminating the Agreement, shall have the option not to convey the Asset(s) to Buyer, with an appropriate reduction in the Purchase Price and, provided further, that if Seller desires to terminate the Agreement under this provision, Buyer shall have the option to waive any or all of the Title Defects so as to prohibit Seller from terminating the Agreement pursuant to this provision. Liens, mortgages and overriding royalty interests shall be excluded from the One Million Dollar ($1,000,000.00) cap provided herein;

          (E) By Buyer, if, on the Closing Date, any of the conditions set forth in Article 12 which are material shall not have been satisfied or waived; and

          (F) By Seller, if, on the Closing Date, any of the conditions set forth in Article 13 shall not have been satisfied or waived.

     14.2 Effect of Termination.  In the event of the termination of this
          ---------------------
          Agreement pursuant to the provisions of this Article 14 or elsewhere in this Agreement, either Party may pursue any remedy that is available in law or equity, for any breach that occurred prior to such termination. Upon termination as provided in this Section, each Party agrees, upon request, to use its reasonable efforts to return to the other or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

15.  MISCELLANEOUS.
     -------------

     15.1 Casualty Loss.
          -------------

          (A) Prior to the Closing, there shall not have been a adverse change in the Assets taken as a whole caused by an event of casualty (a "Casualty"), including but not limited to, volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, strike, lockout, labor dispute, flood, drought, war, embargo, riot, condemnation, the exercise of any right of eminent domain, confiscation, seizure, activities of armed forces, blowout, casing collapse or other event of force majeure causing a Well failure, operation of laws, rules or regulations (regardless of whether covered by insurance), but excepting depletion due to normal production, depreciation of equipment through ordinary wear and tear and transactions permitted under this Agreement); and

          (B) If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets ("Casualty Loss") in excess of ten percent (10%) of the Purchase Price, either Party may elect to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at the sole option of the Buyer, (i) Seller may retain such Asset and such Asset shall be subject to the adjustment of Purchase Price in the same manner set forth in Section 7.6 hereof, or (ii) at the

               Closing Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, provided however, that the Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such Casualty Loss without first obtaining the written consent of Buyer.

          (C) For purposes of determining the value of a Casualty Loss, the Parties shall use the same methodology as applied in determining the value of a Title Failure as set forth in Section 7.6

     15.2 Non-Compete.
          -----------

          A. The Parties agree that the area covered by the Leases and Vermilion Block 270 is designated as a "Non-Compete Area." For a period of three (3) years after Closing, Seller agrees that it will not compete with Buyer, or any of Buyer's affiliates, either directly or indirectly, in any of Buyer's businesses within the Non-Compete Area;

          B. Should Seller acquire, either directly or indirectly, any interest in any property or lease rights, either wholly or partially within the Non-Compete Area, Buyer shall have the right, but not the obligation, to acquire from Seller, all of the interest acquired by Seller. After receipt of written notice from Seller of its acquisition, Buyer shall have thirty (30) days after receipt of such notice to exercise its right to acquire such interest from Seller by paying to Seller's cost of such acquisition; and

          C. This Non-Compete provision shall terminate and have no further force or effect if Seller is merged with an unrelated company or entity that already owns oil and gas leases within the Non-Compete Area.

          D. Should Buyer acquire an interest in Vermillion Block 270 within the three (3) year non-compete period, Seller, or its designee, shall receive from Buyer a one percent (1%) overriding royalty interest in all rights acquired by Buyer below the stratigraphic equivalent of the deepest depth drilled in the Titan #1 well on Vermillion Block 253, proportionately reduced by the net working interest actually acquired if less than a 100% working interest..

     15.3 Notice.  Any notice, request, demand, or consent required or
          ------
     permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, by telecopy or pre-paid telegram addressed to the party for whom intended at the following addresses:

               SELLER:

                    OEDC Exploration & Production, L.P.,
                         a Texas Limited Partnership
                    500 W. Texas, Suite 200
                    Midland, Texas 79701
                    Attn: Dan P. Colwell
                    Tel:  (915) 498-8600
                    Fax:  (915) 498-2607


          BUYER:

                    COASTAL OIL & GAS USA, L.P.
                    Nine Greenway Plaza, Suite 2794
                    Houston, Texas 77046
                    Attn:  Gregory W. Hutson
                    Tel:  (713) 877-7817
                    Fax:  (713) 297-1353

or at such other address as any of the above shall specify by like notice to the other.

     15.4 Survival of Representations, Warranties, Indemnities, Covenants and
          -------------------------------------------------------------------
          Agreements. Except for the representations, warranties, indemnities,
          ----------
          covenants and agreements set forth in Sections 4.1, 4.2, 4.5, 8.1(A),
          (B), (C), (F), (G)(iv), (H), (I), N(i), (Q), (R), (S), (T), 9.1, 15.2,
          15.3, 15.4, 15.5, 15.7, 15.8, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14,
          15.15 the representations, warranties, indemnities, covenants and agreements will not survive the Closing, the execution and delivery of the Assignment and Bill of Sale and other instruments under this Agreement, and the transfer of the Assets between the Parties; all shall be merged into or superseded by the Assignment and Bill of Sale or other documents delivered at Closing, except for those which expressly survive the Closing as provided herein:

          (A)  Sections 4.1(vii), 4.1(viii), 4.2, 4.5, 15.2, 15.3, 15.4, 15.5,
               15.7, 15.8, 15.9, 15.10, 15.11,15.12, 15.13, 15.14 and 15.15
               shall survive Closing;

          (B)  Sections 8.1(A), (B), (C), (F), (G)(iv), (H), (I), (N)(i), (Q),
               (R), (S), (T) and 9.1 shall survive Closing for one (1) year; and

          (C)  Sections 4.1(i), 4.1(ii), 4.1(iii), 4.1(iv), 4.1(v) and 4(vi)
               shall survive Closing for two (2) years;

     15.5  Compliance with Express Negligence Test.  THE PARTIES AGREE THAT THE
           ---------------------------------------
           OBLIGATIONS OF THE INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PARTY, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

     15.6  Public Announcements.  Neither Party may make press releases or
           --------------------
           other public announcements concerning this transaction without Buyer's and Seller's written approval and agreement to the form of the announcements, except as may be required by applicable laws or rules and regulations of any governmental agency or stock exchange and except that Seller shall be entitled to state the Purchase Price in any press release which it issues.

     15.7  Governing Law.  This Agreement is governed by and must be construed
           -------------
           according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement shall be submitted to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Harris County, Texas.

     15.8  Exhibits.  The Exhibits attached to this Agreement are incorporated
           --------
           into and made a part of this Agreement for all purposes.

     15.9  Fees, Expenses and Taxes.
           ------------------------

           (A) Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements therefor from the other Party, except as otherwise provided in this Agreement.

           (B) Buyer shall pay any filing or recording fees required in connection with the transactions contemplated by this Agreement.

           (C) Sales and use tax, or any other transfer tax, if any, due in connection with the transactions represented by this Agreement shall be paid by the Party upon which such tax is imposed by law.

     15.10 Assignment.  This Agreement or any part hereof may not be
           ----------
           assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a "deferred exchange" for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.

     15.11 Entire Agreement.  This Agreement, all agreements and instruments
           ----------------
           executed in connection herewith, the Letter Agreement dated April 28, 1999, between Titan Exploration, Inc. and Coastal Oil & Gas USA, L.P. referencing the Purchase and Sale Agreements, the Aggregation Agreement and the Confidentiality Agreement dated February 9, 1999, between Buyer and Petrie Parkman & Co. for Titan Exploration, Inc. ("Confidentiality Agreement") constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. At Closing, the Confidentiality Agreement shall terminate and have no further force or effect.

     15.12 Severability.  In the event that any one or more covenants, clauses
           ------------
           or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

     15.13 Captions.  The captions in this Agreement are for convenience only
           --------
           and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     15.14 Remedies.  If, as a result of the breach by a Party of its
           --------
           obligations under this Agreement, the Closing does not occur by June 30, 1999, then the non-breaching Party may pursue any and all of its remedies available in law and equity and it is expressly agreed that, in such event, the non-breaching Party shall be entitled to specific performance of this Agreement. Except as provided herein, the sole and exclusive remedies of any Party shall be as provided in the Agreement.

     15.15 Postponement of Closing.  In the event Buyer elects not to Close
           -----------------------
           because of matters covered by 12.2 or 12.3, Buyer shall provide Seller with a written notice containing information, description and supporting documents necessary to identify any problem and the steps Buyer reasonably deems necessary to cure any matter. Seller shall have the right to postpone Closing for thirty (30) days in order to attempt to cure to the reasonable satisfaction of Seller any such matter. In the event that a matter asserted under this Section cannot be cured, Buyer or Seller shall have the right to exclude the Assets effected and there shall be an adjustment to the Purchase Price in the amount of the Allocated Values of the Excluded Assets. Prior to Closing, Buyer's sole and exclusive remedy for any breach of Seller's representations and warranties shall be to adjust the Purchase Price or to terminate this Agreement without liability to either party.

     15.16 Change of Operatorship.  Seller is currently the Operator under the
           ----------------------
           Participation Agreement (with JOA) dated July 22, 1998, between Seneca Resources Corporation and Seller which deals in part with the operatorship on Vermilion Block 253, and the Joint Development Agreement dated July 30, 1998, between Seller, Seneca Resources Corporation and Chevron which deals in part with the operatorship on Vermilion Blocks 252 and 253. The Parties agree to use commercially reasonable efforts to obtain the written consent of the other Parties to such Agreements to any assignment of such Agreements (if an assignment is required) and the change of operatorship under those Agreements from Seller to Buyer. If by Closing the written consents have not been obtained to the satisfaction of Buyer, subject to Seller's transfer of all of its assets and properties that are not the subject of the transactions contemplated herein and in the other agreements referred to in Section 15.11 to an affiliate of Seller, Buyer shall have the option, at no additional cost and with no additional obligations, to acquire the partnership interests of Seller so as to accomplish a merger of Seller into Buyer or Buyer's designee.

     Executed as of the day and year first above written.

                         SELLER:

                         OEDC Exploration & Production, L.P.,
                              a Texas Limited Partnership

                         By: OEDC Inc., a Delaware Corporation,
                              as General Partner

                         By: /s/ Dan P. Colwell
                            _________________________________
                              Dan P. Colwell
                              Vice President


                         BUYER:

                         COASTAL OIL & GAS USA, L.P.,
                         By Its General Partner
                         COASTAL OIL & GAS CORPORATION


                         By: /s/ Rodney D. Erskine
                            __________________________________
                              Rodney D. Erskine
                              President

                             GUARANTY UNDERTAKINGS

TITAN EXPLORATION, INC. HEREBY GUARANTEES THE OBLIGATIONS AND UNDERTAKINGS OF OEDC EXPLORATION & PRODUCTION, L.P. UNDER THIS AGREEMENT AND AGREES TO CAUSE SAME TO BE PERFORMED.


                                    TITAN EXPLORATION, INC.


                                    By /s/ Dan P. Colwell
                                      _____________________________
                                         Dan P. Colwell
                                         Vice President